EXHIBIT 99(a)
                                  -------------



55 Technology Way
West Greenwich, Rhode Island  02817 USA
Telephone: 401 392-1000
Fax: 401 392-1234
Website:  WWW.GTECH.COM

For Immediate Release                             Contact:  Robert K. Vincent
September 21, 2004                                          Public Affairs
                                                            GTECH Corporation
                                                            401-392-7452

                  GTECH ANNOUNCES STRONG SECOND QUARTER RESULTS
                  ---------------------------------------------

WEST GREENWICH,  RI - (September 21, 2004) - GTECH Holdings  Corporation  (NYSE:
GTK) today announced second quarter earnings for fiscal year 2005 ended August 28, 2004.

"It was yet another quarter of steady growth and profitability for GTECH," said GTECH President and Chief Executive Officer W. Bruce Turner. "Total revenues grew approximately 17 percent, quarter-over-quarter, driven by continued improvements in same-store sales, the benefit of recent acquisitions, and strong product sales. In addition to a solid financial performance, we had a successful quarter across all three GTECH vertical markets - lottery, gaming solutions, and commercial services."

"We are pleased with the continued strength of our core business and the progress we have made in integrating our recent acquisitions," said GTECH Senior Vice President and Chief Financial Officer Jaymin B. Patel. "We are excited about the opportunities we see in each of the markets we serve, and based upon our current outlook, we are confident we can achieve our goals and objectives in the current fiscal year and beyond."


Operating Results
-----------------

Earnings and dividends per share for the three and six month periods of the prior year have been restated to reflect the 2-for-1 common stock split effected in the form of a stock dividend, which was distributed on July 30, 2004, to shareholders of record as of July 1, 2004.

Revenues for the second quarter of fiscal 2005 were $323.5 million, up 16.7% over revenues of $277.2 million in the second quarter of fiscal 2004. Net income was $53.1 million, or $0.40 per diluted share, up 9.5% over net income of $48.5 million, or $0.37 per diluted share, for the same period last year.

Revenues for the first six months of fiscal 2005 were $603.7 million, up 16.8% over revenues of $516.8 million in the first six months of fiscal 2004. Net income was $106.7 million, or $0.80 per diluted share, up 19.2% over net income of $89.5 million, or $0.72 per diluted share, for the same period last year. Net income in the first six months of fiscal 2005 includes a net, one-time, after-tax gain of $6.4 million, or approximately $0.05 per diluted share, associated with the sale of the Company's 50% interest in Gaming Entertainment (Delaware) L.L.C., net of charges associated with the early retirement of the remainder of the Company's 2007 private placement notes.


Cash Flow and Investments
-------------------------

During the first six months of fiscal 2005, the Company generated $171.8 million of cash from operations which, along with other sources of liquidity, was principally used to fund the Spielo Manufacturing Incorporated and Leeward Islands Lottery Holding Company, Inc. acquisitions of $192.4 million, and to purchase systems, equipment and other assets relating to contracts of $113.0 million. In addition, the Company repaid the remaining $90.0 million of its 7.87% Senior Notes; repurchased $82.8 million, or 3,649,500 shares, of the Company's common stock; and paid cash dividends of $20.1 million.

At the end of the fiscal 2005 second quarter, GTECH had $15.0 million of borrowings under its $300 million credit facility.


Financial Outlook
-----------------

The  Company  provided  guidance  for the full year and third  quarter of fiscal
2005.

For the fiscal year ending February 26, 2005, GTECH expects service revenue growth in the range of 5% to 7%, and product sales in the range of $210 million to $220 million.

The Company continues to expect service profit margins to be in the range of 40% to 42%, and product sale profit margins to be in the range of 36% to 38%.

The Company expects the effective tax rate for the fiscal year to be in the range of 35% to 36%, compared to 37% reported in the first half of the fiscal year. It expects the most significant portion of the rate reduction will take affect in the third quarter.

Based upon the results of the first half of the fiscal year and the current outlook, it continues to expect earnings per share for fiscal 2005 to be in the range of $1.43 to $1.48 on a fully-diluted basis, reflecting the two-for-one stock split that occurred on July 30, 2004.

For the third quarter of fiscal 2005, ending November 27, 2004, the Company expects service revenue growth in the range of 6% to 8%, and product sales in the range of $55 million to $65 million. The Company expects service margins in the range of 38% to 40%, and product margins in the range of 37% to 39%. It expects the effective tax rate for the quarter to be approximately 33%. Accordingly, the Company expects earnings per share to be in the range of $0.33 to $0.36 per share for the quarter. This compares with $0.35 reported in the same period last year, which included a one-time, after-tax, non-cash gain of $3.3 million, or $0.03 per diluted share, associated with the consolidation of the partnership that owns the Company's headquarters facility in Rhode Island.


Second Quarter Highlights
-------------------------

In the second quarter, GTECH continued to strengthen its market leadership in the core lottery business. Internationally, the Company was chosen to provide 5,000 additional handheld lottery terminals to Organizacion Nacional de Ciegos Espanoles (ONCE) in Spain, following a previous order of 7,000 handheld terminals also awarded to GTECH by ONCE in the second quarter. In addition, Cogetech, a joint venture in which GTECH is the technology and services provider, was named a successful applicant for a five-year license to operate a gaming machine network and central system in Italy. The Company also signed a long-term integrated services contract to provide a complete video lottery solution in Jamaica. In Mexico, GTECH's original contract award with Pronosticos para la Asistencia Publica was reinstated in August, and the new six-year integrated services contract was ultimately signed by both parties in early September 2004.

Domestically, GTECH signed a three-year contract extension in Oregon and was awarded a new Instant Ticket Vending Machine (ITVM) contract in Maine.

On the commercial services side, GTECH began selling prepaid mobile phone top-ups through its 200 lottery terminals in Barbados in June 2004. The Company also launched bill payment services at approximately 700 terminals throughout Poland utilizing the PolCard network.

Also in the quarter, GTECH unveiled GamePoint(TM), the Company's new all-in-one instant and online lottery terminal solution. The innovative GamePoint terminal dispenses both instant and online tickets, combining GTECH's world-leading online expertise and Interlott's instant ticket self-service leadership.

"In total, we secured between $220 million and $240 million in total incremental future revenues this last quarter," continued Mr. Turner.

After the close of the quarter, GTECH signed a three-year contract extension with the Minnesota State Lottery to commence on February 10, 2008. In addition, to advance its commercial services strategy, the Company recently announced it had acquired BillBird S.A., the leading provider of electronic bill payment services in Poland.


Other Business Developments
---------------------------

Sri Lanka
---------

GTECH's customer in Sri Lanka, the Mahapola Higher Education Scholarship Trust Fund (MTF), was recently notified by the Supreme Court of the Democratic Socialist Republic of Sri Lanka that it may resume with the implementation of its lottery games in the country. In March 2004, lawsuits were filed by competitors challenging GTECH's contract award and thus delayed the implementation of the instant ticket and online games in Sri Lanka. All such lawsuits have been settled, without any payment by GTECH, and have been dismissed.

Certain statements contained in this press release are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. The Company identifies forward looking statements by words such as "may," "will," "should," "could," "expect," "plan," "anticipate," "intend," "believe," "estimate," "continue," or similar words that refer to the future. Such statements include, without limitation, statements relating to the prospects and financial outlook for the Company, which reflect management assumptions regarding: (i) the future prospects for and stability of the lottery industry and other businesses in which the Company is engaged or expects to be engaged, (ii) the future operating and financial performance of the Company (including, without limitation, expected future growth in revenues, profit margins and earnings per share), and
(iii) the ability of the Company to retain existing business and to obtain and retain new business. Such forward looking statements reflect management's assessment based on information currently available, but are not guarantees and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in the forward looking statements.

These risks and uncertainties include, but are not limited to, those set forth above, in the Company's subsequent press releases and on reports by the Company on Forms 10-K, 10-Q and 8-K, and other reports and filings with the Securities and Exchange Commission, as well as risks and uncertainties respecting: (i) the potential impact of extensive and evolving government regulations upon the Company's business; (ii) the ability of the Company to continue to retain and extend its existing contracts and win new contracts; (iii) the possibility of slower than expected growth or declines in sales of lottery and gaming goods and services by the Company or the Company's customers; (iv) exposure to foreign currency fluctuations; (v) risks and uncertainties inherent in doing business in foreign jurisdictions; (vi) the relatively large percentage of the Company's revenues attributable to a relatively small number of the Company's customers;
(vii) the possibility of significant fluctuation of quarterly operating results;
(viii) the intensity of competition in the lottery and gaming industries; (ix) the possibility of substantial penalties under and/or termination of the Company's contracts; (x) the ability of the Company to respond to technological change and to satisfy the future technological demands of its customers; (xi) opposition to expansion of lottery and gaming; (xii) the Company's ability to attract and retain key employees; and (xiii) the possibility of adverse determinations in pending legal proceedings.

GTECH, a leading global information technology company with over $1 billion in revenues and more than 5,500 people in 45 countries, provides software, networks, and professional services that power high-performance, transaction processing solutions. The Company's core market is the lottery industry, with a growing presence in commercial gaming technology and financial services transaction processing. For more information about the Company, please visit GTECH's website at http://www.gtech.com.

Consolidated financial statements to follow:

                   GTECH HOLDINGS CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED INCOME STATEMENTS

                                                            (Unaudited)
                                                           Three Months Ended
                                                        ------------------------
                                                         August 28,   August 23,
                                                           2004         2003
                                                           -----        ----
                                                      (Dollars in thousands,
                                                     except per share amounts)
Revenues:
  Services                                               $ 248,114    $ 238,019
  Sales of products                                         75,401       39,228
                                                         ---------    ---------
                                                           323,515      277,247
Costs and expenses:
  Costs of services                                        148,481      132,805
  Costs of sales                                            43,874       28,810
                                                         ---------    ---------
                                                           192,355      161,615
                                                         ---------    ---------

Gross profit                                               131,160      115,632

Selling, general and administrative                         29,889       27,051
Research and development                                    12,647       14,106
                                                         ---------    ---------
  Operating expenses                                        42,536       41,157
                                                         ---------    ---------

Operating income                                            88,624       74,475

Other income (expense):
  Interest income                                              981        1,021
  Equity in earnings of unconsolidated affiliates              293        2,691
  Other income (expense)                                    (1,924)         465
  Interest expense                                          (3,719)      (1,705)
                                                         ---------    ---------
                                                            (4,369)       2,472
                                                         ---------    ---------

Income before income taxes                                  84,255       76,947

Income taxes                                                31,174       28,471
                                                         ---------    ---------

Net income                                               $  53,081    $  48,476
                                                         =========    =========

Basic earnings per share                                 $    0.45    $    0.42
                                                         =========    =========

Diluted earnings per share                               $    0.40    $    0.37
                                                         =========    =========

Weighted average shares outstanding - basic                117,070      115,836
                                                         =========    =========

Weighted average shares outstanding - diluted              132,743      131,815
                                                         =========    =========

Dividends per share - common stock                       $   0.085    $   0.085
                                                         =========    =========

                   GTECH HOLDINGS CORPORATION AND SUBSIDIARIES

                         CONSOLIDATED INCOME STATEMENTS

                                                              (Unaudited)
                                                           Six Months Ended
                                                       -------------------------
                                                         August 28,   August 23,
                                                           2004         2003
                                                        ----------   -----------
                                                        (Dollars in thousands,
                                                       except per share amounts)
Revenues:
  Services                                               $ 501,440    $ 461,557
  Sales of products                                        102,280       55,275
                                                         ---------    ---------
                                                           603,720      516,832
Costs and expenses:
  Costs of services                                        295,774      259,602
  Costs of sales                                            59,791       37,439
                                                         ---------    ---------
                                                           355,565      297,041
                                                         ---------    ---------

Gross profit                                               248,155      219,791

Selling, general and administrative                         57,524       51,331
Research and development                                    25,734       28,496
                                                         ---------    ---------
  Operating expenses                                        83,258       79,827
                                                         ---------    ---------

Operating income                                           164,897      139,964

Other income (expense):
  Interest income                                            2,316        2,209
  Equity in earnings of unconsolidated affiliates            1,599        4,620
  Other income (expense)                                     8,601         (715)
  Interest expense                                          (8,055)      (4,011)
                                                         ---------    ---------
                                                             4,461        2,103
                                                         ---------    ---------

Income before income taxes                                 169,358      142,067

Income taxes                                                62,662       52,565
                                                         ---------    ---------

Net income                                               $ 106,696    $  89,502
                                                         =========    =========

Basic earnings per share                                 $    0.91    $    0.78
                                                         =========    =========

Diluted earnings per share                               $    0.80    $    0.72
                                                         =========    =========

Weighted average shares outstanding - basic                117,848      114,826
                                                         =========    =========

Weighted average shares outstanding - diluted              133,860      125,988
                                                         =========    =========

Dividends per share - common stock                       $    0.17    $   0.085
                                                         =========    =========

                   GTECH HOLDINGS CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS


                                                                                      (Unaudited)
                                                                                       August 28,  February 28,
                                                                                         2004         2004
                                                                                      -----------  ------------
                                                                                       (Dollars in thousands)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                                         $    30,267    $   129,339
  Investment securities available-for-sale                                                    -        221,850
  Trade accounts receivable, net                                                        134,449        118,902
  Sales-type lease receivables                                                            7,848          7,705
  Inventories                                                                            94,025         76,784
  Deferred income taxes                                                                  32,559         34,396
  Other current assets                                                                   31,868         24,426
                                                                                    -----------    -----------
                TOTAL CURRENT ASSETS                                                    331,016        613,402

SYSTEMS, EQUIPMENT AND OTHER ASSETS RELATING TO CONTRACTS, net                          649,800        591,362

GOODWILL, net                                                                           324,916        188,612

PROPERTY, PLANT AND EQUIPMENT, net                                                       66,484         57,576

INTANGIBLE ASSETS, net                                                                   72,614         28,231

REFUNDABLE PERFORMANCE DEPOSIT                                                           20,000         20,000

SALES-TYPE LEASE RECEIVABLES                                                             13,664         17,653

OTHER ASSETS                                                                             43,858         42,295
                                                                                    -----------    -----------
                TOTAL ASSETS                                                        $ 1,522,352    $ 1,559,131
                                                                                    ===========    ===========


LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable                                                                  $    73,344    $    80,004
  Accrued expenses                                                                       50,881         47,428
  Employee compensation                                                                  19,798         33,981
  Advance payments from customers                                                        70,955        104,128
  Deferred revenue and advance billings                                                  32,159         14,459
  Income taxes payable                                                                   27,173         12,394
  Taxes other than income taxes                                                          19,443         19,459
  Current portion of long-term debt                                                       4,848        106,319
                                                                                    -----------    -----------
        TOTAL CURRENT LIABILITIES                                                       298,601        418,172

LONG-TERM DEBT, less current portion                                                    474,099        463,215

OTHER LIABILITIES                                                                        79,265         53,736

DEFERRED INCOME TAXES                                                                    88,233         61,719

COMMITMENTS AND CONTINGENCIES                                                                 -              -

SHAREHOLDERS' EQUITY:
 Preferred Stock, par value $.01 per share - 20,000,000 shares authorized,
    none issued                                                                               -              -
 Common Stock, par value $.01 per share - 200,000,000 shares authorized,
    116,551,144 and 184,590,808 shares issued; 115,621,098 and 118,395,168 shares outstanding at August 28, 2004 and February 28, 2004, respectively (shares adjusted to reflect July 2004 two-for-one stock split and treasury stock
    retirement)                                                                           1,166            923
  Additional paid-in capital                                                            272,935        266,320
  Accumulated other comprehensive loss                                                  (69,369)       (70,508)
  Retained earnings                                                                     396,629        839,270
                                                                                    -----------    -----------
                                                                                        601,361      1,036,005
Less cost of 930,046 and 66,195,640 shares in treasury at
  August 28, 2004 and February 28, 2004, respectively (shares adjusted to
  reflect July 2004 two-for-one stock split and treasury stock retirement)              (19,207)      (473,716)
                                                                                    -----------    -----------
                                                                                        582,154        562,289
                                                                                    -----------    -----------
                TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                          $ 1,522,352    $ 1,559,131
                                                                                    ===========    ===========

                   GTECH HOLDINGS CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                         (Unaudited)
                                                                                       Six Months Ended
                                                                                  ---------------------------
                                                                                    August 28,    August 23,
                                                                                      2004           2003
                                                                                   ----------     ----------
                                                                                   (Dollars in thousands)
OPERATING ACTIVITIES
Net income                                                                         $ 106,696    $  89,502
Adjustments to reconcile net income to net cash provided by
  operating activities:
    Depreciation                                                                      68,504       51,924
    Intangibles amortization                                                           4,510        1,609
    Deferred income taxes benefit                                                     13,904            -
    Tax benefit related to stock award plans                                           6,615       10,696
    Net charge associated with the early retirement of debt                              751            -
    Gain on sale of investment                                                       (10,924)           -
    Other                                                                              7,977        3,612
    Changes in operating assets and liabilities:
      Trade accounts receivable                                                      (11,894)       9,769
      Inventories                                                                     (5,255)      14,839
      Accounts payable                                                                (9,111)      (3,723)
      Employee compensation                                                          (15,996)      (8,437)
      Advance payments from customers                                                 (5,904)      10,066
      Deferred revenue and advance billings                                           17,700       (4,610)
      Income taxes payable                                                            15,664       (3,858)
      Other assets and liabilities                                                   (11,480)        (935)
                                                                                   ---------    ---------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                            171,757      170,454

INVESTING ACTIVITIES
Acquisitions (net of cash acquired)                                                 (192,402)     (41,023)
Purchases of systems, equipment and other assets relating to contracts              (113,011)    (143,774)
Purchases of available-for-sale investment securities                                (50,150)           -
Maturities and sales of available-for-sale investment securities                     272,000            -
Proceeds from sale of investment                                                      11,773            -
Purchases of property, plant and equipment                                            (6,359)      (6,285)
Increase in restricted cash                                                           (5,112)           -
Investments in and advances to unconsolidated subsidiaries                            (1,435)      (1,185)
License fee                                                                                -      (12,500)
                                                                                   ---------    ---------
NET CASH USED FOR INVESTING ACTIVITIES                                               (84,696)    (204,767)

FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt                                          15,000        1,409
Principal payments on long-term debt                                                 (92,249)      (2,146)
Purchases of treasury stock                                                          (82,808)           -
Redemption premium paid in connection with the early retirement
  of debt                                                                            (10,610)           -
Dividends paid                                                                       (20,135)      (9,883)
Proceeds from stock options                                                            4,966       21,101
Other                                                                                    739         (484)
                                                                                   ---------    ---------
NET CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES                                (185,097)       9,997

Effect of exchange rate changes on cash                                               (1,036)       2,464
                                                                                   ---------    ---------
DECREASE IN CASH AND CASH EQUIVALENTS                                                (99,072)     (21,852)

Cash and cash equivalents at beginning of period                                     129,339      116,174
                                                                                   ---------    ---------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                         $  30,267    $  94,322
                                                                                   =========    =========
